Exhibit 99.1

Sterling Bancorp Announces Pricing of $225 Million Subordinated Notes Offering

Company Release - 10/28/2020 6:55 PM ET

PEARL RIVER, N.Y., Oct. 28, 2020 (GLOBE NEWSWIRE) -- Sterling Bancorp (NYSE: STL) (the “Company”), the parent holding company of Sterling National Bank, announced today that it has priced $225 million aggregate principal amount of its 3.875% fixed-to-floating rate subordinated notes due 2030 (the “Notes”). The Notes have an initial fixed interest rate of 3.875% to, but excluding, November 1, 2025, payable semi-annually in arrears, and a 10-year term and were offered to the public at par. From, and including, November 1, 2025, the interest rate on the Notes resets quarterly to a floating rate per annum equal to a benchmark rate, which is expected to be the then-current three-month term SOFR plus 369 basis points, payable quarterly in arrears.

Piper Sandler & Co., U.S. Bancorp Investments, Inc. and PNC Capital Markets LLC are acting as joint book-running managers for the offering.

The Company expects to close the transaction, subject to customary closing conditions, on or about October 30, 2020. The Company expects to use the net proceeds of this offering for general corporate purposes, including the repayment of certain outstanding indebtedness.

Additional Information Regarding the Offering

This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any securities of the Company, which will be made only by means of a prospectus supplement and accompanying prospectus, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The Company has filed a registration statement on Form S-3 (File No. 333-223495) and a preliminary prospectus supplement with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Prospective investors should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents that the Company has filed with the SEC for more complete information about the Company and the offering. These documents are available at no charge by visiting the SEC’s website at http://www.sec.gov. The offering will be made only by means of a prospectus supplement and accompanying prospectus, copies of which may be obtained from Piper Sandler & Co., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Telephone Number: 1 (866) 805-4128, U.S. Bancorp Investments, Inc., 214 N. Tryon Street, 26th Floor, Charlotte, North Carolina 28202, Telephone Number: 1 (877) 558-2607 and PNC Capital Markets LLC, 300 Fifth Avenue, 10th Floor, Pittsburgh, Pennsylvania 15222, Attention: Debt Capital Markets, Telephone Number: 1 (855) 881-0697.

About Sterling Bancorp
Sterling Bancorp, whose principal subsidiary is Sterling National Bank, specializes in the delivery of services and solutions to business owners, their families and consumers within the communities it serves through teams of dedicated and experienced relationship managers. Sterling National Bank offers a complete line of commercial, business, and consumer banking products and services.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may concern the Company's current expectations about its future results, plans, operations and prospects and are subject to numerous assumptions, risks and uncertainties, including inflation; the effects of, and changes in, trade; changes in asset quality and credit risk; introduction, withdrawal, success and timing of business initiatives; capital management activities; customer disintermediation; and the success of the Company at managing these risks. Other factors that could cause the Company's actual results to differ from those indicated in forward-looking statements are included in the “Risk Factors” section of the Company's securities filings with the SEC. The forward-looking statements included herein are only made as of the date hereof, and the Company specifically disclaims any obligation to update these statements in the future.

STERLING BANCORP CONTACT:

Emlen Harmon, SVP & Director of Investor Relations

845.369.8040

Sterling Bancorp

Two Blue Hill Plaza Second Floor

Pearl River, NY 10965

T 845.369.8040

F 845.369.8255